Exhibit 10.18
FIRST AMENDMENT TO AMENDED AND
RESTATED EMPLOYMENT AGREEMENT
This First Amendment to Amended and Restated Employment Agreement, dated as of January 1, 2010 (the “Amendment”), is executed by and between the signatories hereto.
Recitals
A. MISONIX, INC. (“Employer”) and Michael A. McManus, Jr. (“Employee”) are parties to that certain Amended and Restated Employment Agreement, dated as of June 27, 2008 (the “Employment Agreement”).
B. Employer and Employee deem it to be in their mutual best interests that the Employment Agreement be amended to increase the annual base salary paid thereunder.
Agreement
In consideration of the agreements contained herein, the parties hereto hereby agree as follows:
Section 1. Amendment to Section 3(a). Section 3(a) of the Employment Agreement is hereby amended by deleting the existing text and inserting following as and for such Section 3(a):
“(a) Employer shall pay to Executive an annual base salary of Two Hundred Eighty-Three Thousand Two Hundred Fifty and 00/100 ($283,250.00) Dollars (the “Annual Base Salary”) per annum during the Term of Employment. All payments shall be made in equal monthly installments, in arrears, or such other installments as may be consistent with the payroll practices of Employer for its executives.”
Section 2. Effect of Amendment. Except as expressly stated herein, the Employment Agreement is and shall be unchanged and remain in full force and effect. Except as specifically stated herein, the execution and delivery of this Amendment shall in no way release, harm or diminish, impair, reduce or otherwise affect, the respective obligations and liabilities under the Employment Agreement, all of which shall continue in full force and effect.
Section 3. Miscellaneous. This Amendment is a contract made under and shall be construed in accordance with and governed by the laws of the state of New York, excluding its choice of law provisions. This Amendment shall benefit and bind the parties hereto and their respective successors and legal representatives. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument. All titles or headings to the sections or other divisions of this Amendment are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections, subsections or the divisions, such other content being controlling as to the agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be effective as of the date first above written.

MISONIX, INC.
By:	/s/ Richard Zaremba
	Name:	Richard Zaremba
	Title:	Senior Vice President and Chief Financial Officer

/s/ Michael A. McManus
Michael A. McManus, Jr.

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